VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is entered into as of September 16, 2008, by and between Morlex, Inc., a Colorado corporation (“Morlex”), and the undersigned shareholder (the “Shareholder”) of Commerce Planet, Inc., a Utah corporation (the “Company”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Morlex and the Company are entering into an Asset Purchase Agreement, by and among Morlex, Superfly Advertising, Inc., an Indiana corporation and wholly-owned subsidiary of Morlex (the “Purchaser”), the Company, Legacy Media, LLC, a California limited liability company and wholly-owned subsidiary of the Company (“Legacy”) and Consumer Loyalty Group, LLC, a California limited liability company and wholly-owned subsidiary of the Company (“CLG” and collectively with Legacy, the “Sellers”), of even date herewith (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Purchaser has agreed to purchase certain of the assets used or held for use by the Sellers in the conduct of the Business (the “Acquisition”). Capitalized terms used herein without definition have the meanings set forth in the Purchase Agreement;

WHEREAS, in connection with the Purchase Agreement, Morlex has agreed to make a Loan to the Company to be evidenced by that certain Note which will be guaranteed by the Sellers pursuant to that certain Guaranty of the Sellers, and secured by certain Pledged Accounts pursuant to that certain Pledge Agreement among Morlex and the Sellers;

WHEREAS, as of the date hereof, the Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of such number of shares of the outstanding common stock, $0.001 par value, of the Company (the “Company Common Stock”) as is indicated on the signature page of this Agreement (the “Existing Shares”); and

WHEREAS, as an inducement and a condition to the willingness of Morlex and the Purchaser to make the Loan and enter into the Purchase Agreement, as applicable, Morlex desires the Shareholder to agree, and the Shareholder is willing to agree, not to transfer or otherwise dispose of any of the Existing Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below), except as otherwise permitted hereby, and to vote the Existing Shares and any other such shares of capital stock of the Company in a manner so as to facilitate the consummation of the Acquisition, as provided herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective representations, warranties, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Agreement to Retain Shares.

1.1 Transfer and Encumbrance. Other than as provided herein, until the Expiration Date, Shareholder shall not hereafter: (a) sell, tender, transfer, pledge, encumber, assign or otherwise dispose of any of the Existing Shares or New Shares (as defined in Section 1.2 below); (b) deposit any Existing Shares or New Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Existing Shares or New Shares or grant any proxy or power of attorney with respect thereto; (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, transfer, pledge, encumbrance, assignment or other disposition of any Existing Shares or New Shares; or (d) take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling Shareholder from performing Shareholder’s obligations under this Agreement. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) the Closing, or (ii) such date and time as the Purchase Agreement shall be terminated pursuant to Article XI thereof.

1.2 Additional Purchases. Shareholder agrees that any shares of capital stock of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date (the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Existing Shares.

2. Agreement to Vote Shares. During the term hereof, at every meeting of the shareholders of the Company called with respect to any of the following matters, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following matters, Shareholder, in his, her or its capacity as such, shall appear, or otherwise cause the Existing Shares and any New Shares to be counted as present for purposes of determining a quorum, and vote, or cause to be voted, the Existing Shares and any New Shares: (a) in favor of the approval and adoption of the Purchase Agreement and the Acquisition and any matter necessary for consummation of the Acquisition; (b) against (i) any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any Seller under the Purchase Agreement or which could result in any of the conditions of the obligations of the Company or any Seller under the Purchase Agreement not being fulfilled, and (ii) any action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect consummation of the transactions contemplated by the Purchase Agreement; and (c) in favor of any other matter necessary for consummation of the transactions contemplated by the Purchase Agreement which is considered at any such meeting of shareholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing or, at the request of Morlex, to permit Morlex to vote such Existing Shares and any New Shares directly.

3. Irrevocable Proxy. By execution of this Agreement, Shareholder does hereby appoint and constitute Morlex, until the Expiration Date, with full power of substitution and resubstitution, as Shareholder’s true and lawful attorney and irrevocable proxy, to the full extent of the undersigned’s rights with respect to the Existing Shares and any New Shares, to vote each of such Existing Shares and any New Shares solely with respect to the matters set forth in Section 2 hereof. Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date, and hereby revokes any proxy previously granted by Shareholder with respect to the Existing Shares.

4. Representations and Warranties of the Shareholder. Shareholder hereby represents, warrants and covenants to Morlex as follows:

4.1 Authorization. Shareholder has full power, corporate or otherwise, and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of Shareholder and constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms. The Shareholder has not granted any proxies relating to, transferred any interests in or otherwise granted any rights with respect to, the Existing Shares.

4.2 No Conflict, Violation; Consents.

(a) The execution and delivery of this Agreement by Shareholder do not, and the performance by Shareholder of the obligations under this Agreement and the compliance by Shareholder with any provisions hereof does not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to Shareholder or the Existing Shares, (ii) conflict with or violate Shareholder’s charter, bylaws, partnership agreement or other organizational documents, if applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Existing Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholder is a party or by which Shareholder or the Existing Shares are bound.

(b) The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by Shareholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not prevent or delay the performance by Shareholder of his, her or its obligations under this Agreement in any material respect.

4.3 Ownership of Shares. Shareholder: (a) is the beneficial owner of the Existing Shares, which as of the date hereof are, and at all times up until the Expiration Date will be, free and clear of any and all liens, claims, options, charges, proxies or voting restrictions or other encumbrances (except such encumbrances, proxies and voting restrictions as are created in this Agreement); and (b) does not beneficially own any shares of capital stock of the Company other than the Existing Shares.

4.4 No Solicitations. Hereafter until the Expiration Date, Shareholder shall not, nor, to the extent applicable to Shareholder, shall it permit any of its affiliates to, nor shall it authorize any partner, officer, director, advisor or representative of, Shareholder or any of its affiliates to: (a) initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or enter into negotiations of any type, directly or indirectly, or enter into a confidentiality agreement, letter of intent or purchase agreement, merger agreement or other similar agreement with any person, firm or corporation other than Morlex or the Purchaser with respect to a sale of any portion of the Assets or the Business, or a merger, consolidation, business combination, sale of all or any substantial portion of the capital stock of any of the Sellers, or the liquidation or similar extraordinary transaction with respect to any Seller that may prevent or materially delay the performance by the Sellers of any of its obligations under the Purchase Agreement or the consummation of the transactions contemplated thereby (each, a “Proposed Transaction”); (b) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to a Proposed Transaction or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Acquisition in accordance with the terms of the Purchase Agreement; (c) initiate a shareholders’ vote or action by consent of the Company’s shareholders with respect to a Proposed Transaction; or (d) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of a Proposed Transaction

5. Additional Documents. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the opinion of Morlex, to carry out the intent of the Agreement.

6. Consent and Waiver. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Acquisition under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

8. Miscellaneous.

8.1 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

8.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either party without the prior written consent of the other.

8.3 Amendment and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

8.4 Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in the State of New York, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

8.5 Notices. All notices, communications and deliveries under this Agreement will be made in writing signed by or on behalf of the party making the same, will specify the Section under this Agreement pursuant to which it is given or being made, and will be delivered personally or by facsimile or other electronic transmission or sent by registered or certified mail (return receipt requested) or by next day courier (with evidence of delivery and postage and other fees prepaid) as follows:

If to Morlex:	Morlex, Inc.
420 Lexington Avenue, Suite 450
New York, New York 10170
Attn: Richard J. Berman
Facsimile: 212.355.1297
Email: richardjberman@gmail.com

with a copy (which shall not constitute notice) to:

Butzel Long
380 Madison Avenue, 22nd Floor
New York, NY 10017
Attn: Jane Greyf, Esq.
Facsimile: 212.818.0494
E-mail: greyf@butzel.com

If to the Shareholder:	To the address for notice set
forth on the last page hereof

or to such other representative or at such other address of a party as such party may furnish to the other party in writing. Any notice which is delivered personally or by facsimile or other electronic transmission in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail (or on the first business day after placed in the mail if sent by overnight courier) or, if earlier, the time of actual receipt.

8.6 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in such state (the “New York Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the New York Courts and agree not to plead or claim in any New York Court that such litigation brought therein has been brought in any inconvenient forum.

8.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

8.8 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one (1) of such counterparts. Facsimile or PDF signatures shall have the same effect as original signatures.

8.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

8.10 No Agreement until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of Morlex has approved, for purposes of Colorado law and any applicable provision of its Articles of Incorporation or Bylaws, the Acquisition by the Purchaser, (b) the Purchase Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

MORLEX:

By:
Name: Richard J. Berman
Title: Chief Executive Officer and President

SHAREHOLDER:

By:
Name:
Title:

Shareholder’s Address for Notice:
________________________________
________________________________
________________________________

Shares of Company Common Stock
beneficially owned: _________________

[Signature Page to Voting Agreement]